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                                                                   EXHIBIT 12.4

                           EAGLE FAMILY FOODS, INC.

                      RATIO OF EARNINGS TO FIXED CHARGES

                       (THOUSANDS EXCEPT RATIO AMOUNTS)

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                                                                  ONE HUNDRED
                                                                 FIFTY-FIVE DAY
                                                                  PERIOD ENDED
                                                                 JUNE 27, 1998
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ADJUSTED EARNINGS
Income (loss) before income taxes...............................    $(40,690)(b)
Portion of rent ($180) representative of interest...............          60
Interest on indebtedness........................................      11,571
                                                                    --------
  Total earnings (loss) as adjusted.............................    $(29,059)
                                                                    ========
FIXED CHARGES
Portion of rent representative of interest......................          60
Interest on indebtedness........................................      11,571
                                                                    --------
  Total fixed charges...........................................    $ 11,631
                                                                    ========
Deficiency of earnings..........................................    $(40,690)
Ratio of earnings to fixed charges..............................         --  (a)
                                                                    ========
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(a) As earnings for the one hundred fifty-five day period ended June 27, 1998 were inadequate to cover fixed charges, a ratio of earnings to fixed charges for the period has not been presented. The deficiency of earnings to fixed charges was approximately $41.0 million.
(b) Reflects the nonrecurring in-process research and development write-off of $23.9 million.